MARKETING CONSULTING AGREEMENT

     1. Telephone Connections Network (TCN) agrees to provide certain consulting service to DAC Technologies of America, Inc. ("DAC") . Inasmuch as TNC possesses certain knowledge and expertise as a marketing consultant and management consultant and sales consultant and is willing to share said knowledge and expertise with DAC and DAC is in need of said consulting services and is willing to pay TNC for providing said services, TNC and DAC hereby enter into this marketing consulting agreement.

     2. The effective date of this agreement is March 1, 1995 and will continue in effect for five years.

     3.  The address of TNC for purposes of this Agreement is:

                         5100 N. Federal Highway, Suite 409
                         Fort Lauderdale, FL 33308

     4.  The address of DAC for purpose of this Agreement is:

                         3905 W. 81 Street, Suite D
                         Little Rock, AR   72209

     5. TNC shall provide specific consulting services as DAC and TNC shall from time to time determine.

     6. TNC shall bill DAC for its services at a fee as from time to time may be agreed upon by DAC and all fees shall be payable by the 15th of each month following the month in which the services were rendered. The monthly fee is estimated to be $10,000.

     7. This agreement may be cancelled by either party subject to a 30 day written notice.

     8. Both parties agree that in the event of a dispute, the laws of the State of Florida shall be binding.

     9. In the event of a dispute, both parties agree to submit to binding arbitration.

/s/ D. Collins                                       March 1, 1995
----------------------------------
DAC Technologies of America, Inc.                        Date

/s/ Larry Legel                                      March 1, 1995
----------------------------------
Telephone Connections Network, Inc.                      Date
by Larry Legel